Exhibit 10.1
AMENDMENT AND WAIVER NO. 1

AMENDMENT AND WAIVER NO. 1 (the “Amendment”), dated as of November 15, 2010, to that certain Amended and Restated Credit Agreement, dated as of August 1, 2007 as amended from time to time (the “Credit Agreement”), among Communications & Power Industries, Inc., a Delaware corporation, as borrower (“Borrower”), UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”), the lenders from time to time party thereto (the “Lenders”) and the other parties thereto and to that certain Amended and Restated Security Agreement, dated as of August 1, 2007 as amended from time to time (the “Security Agreement”) among Borrower, the guarantors party thereto and UBS AG, Stamford Branch as Collateral Agent.  Defined terms used herein and not defined herein shall have the meaning given in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 11.02 of the Credit Agreement permits provisions of the Credit Agreement and the other Loan Documents to be amended or waived from time to time;

WHEREAS, Borrower has advised the Lenders that the report of its independent public accountants on Borrower’s financial statements for its fiscal year ended October 1, 2010 (the “2010 Audit Report”) may include a “going concern” qualification because the Revolving Maturity Date and the Term Loan Maturity Date may occur during the fiscal year ending September 30, 2011;

WHEREAS, Borrower has requested a waiver of the Default that may arise due to such “going concern” qualification in the 2010 Audit Report;

WHEREAS, Borrower has requested certain amendments of the Credit Agreement and the Security Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE Waiver of Credit Agreement.  The Lenders waive the Default under the Credit Agreement that would arise if the 2010 Audit Report contains a “going concern” qualification; provided that (i) such waiver applies only to the extent that such qualification is because the Revolving Maturity Date and the Term Loan Maturity Date may occur during the fiscal year ending September 30, 2011 and (ii) such waiver shall be effective only through August 1, 2011; it being understood that after such date, an Event of Default shall exist if Borrower shall not have delivered the 2010 Audit Report (or a restated 2010 Audit Report) without a “going concern” qualification.

          SECTION TWO Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following sentence at the end of the definition of “Change in Control”:  “Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely as a result of stockholders of Parent entering into a voting agreement which (i) requires such stockholders to vote their shares of Voting Stock of Parent in favor of a merger or change of control transaction with an acquiring party; (ii) grants a proxy to the acquiring party to vote such Voting Stock in favor of the transaction; or (iii) contains other terms and conditions customary for voting agreements of such type.”

(b) Section 6.02 of the Credit Agreement is hereby amended deleting the word “and” at the end of clause 6.02(r), and inserting the following after the semicolon at the end of 6.02(s):

“and

(t)           Liens securing reimbursement obligations with respect to letters of credit for the account of Borrower or one of its Subsidiaries (other than Letters of Credit issued pursuant to Section 2.18); provided that the aggregate face amount of such letters of credit so secured plus the aggregate face amount of Letters of Credit issued pursuant to Section 2.18 shall not exceed at any time $10,000,000;”.

(c) Section 6.12(a) of the Credit Agreement is hereby amended by replacing “and (ix)” with the following: “, (ix) entering into a merger agreement or other agreement providing for a change in control of Parent and (x)”.

SECTION THREE Amendment of Security Agreement.

(a) The Security Agreement is hereby amended to insert “(i)” after the words “(b) Deposit Accounts.” and before the first sentence of Section 3.04(b).

(b) The Security Agreement is hereby amended to replace the word “and” before subclause (C) of the last sentence of Section 3.04(b)(ii) with a comma, and to insert the following language before the period at the end thereof: “ and (D) any Deposit Account that holds amounts deposited for purposes of securing letter of credit reimbursement obligations, which liens are permitted pursuant to Section 6.02(t) of the Credit Agreement”.

SECTION FOUR Conditions to Effectiveness.  This Amendment shall become effective as of the date (the “Effective Date”) on which the following conditions are satisfied:

(a) The Administrative Agent shall have received (x) counterparts of this Amendment executed by Borrower, the Administrative Agent and the Collateral Agent and (y) the Administrative Agent shall have received executed consents to this Amendment from the Required Lenders.

(b) Borrower shall have paid to the Administrative Agent, for the benefit of each Lender that delivers to the Administrative Agent an executed consent to this Amendment prior to 5:00 p.m. (New York City time) on November 12, 2010 (each, a “Consenting Lender”), a fee equal to 0.125% of the sum of the aggregate principal amount of Term Loans and Revolving Commitments of the Consenting Lenders.

(c) Borrower shall have paid all fees of the Administrative Agent and its affiliates payable in connection with this Amendment and all reasonable out-of-pocket costs and expenses of the Administrative incurred in connection with this Amendment, including the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent.

SECTION FIVE Representations and Warranties.  Each of the representations and warranties made by any Credit Party set forth in Article III of the Credit Agreement and in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate only to an earlier date in which case they shall be true and correct as of such date.

SECTION SIX Reference to and Effect on the Credit Agreement and the Security Agreement.  On and after the Effective Date, each reference in the Credit Agreement or the Security Agreement, respectively, to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement or the Security Agreement, as the case may be, and each reference in each of the Loan Documents to “the Credit Agreement” or the “Security Agreement”, as the case may be, or  “thereunder,” “thereof” or words of like import referring to the Credit Agreement or the Security Agreement shall mean and be a reference to the Credit Agreement or Security Agreement as modified by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any other provision of any of the Loan Documents.

SECTION SEVEN Costs and Expenses.  Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent).

SECTION EIGHT Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION NINE Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

COMMUNICATIONS & POWER INDUSTRIES, INC., as Borrower

By:	/s/ Joel A. Littman

Name: Joel A. Littman

Title: Chief Financial Officer, Secretary & Treasurer

[Signature Page to CPI Amendment]

UBS AG, STAMFORD BRANCH,  as Administrative Agent and as Collateral Agent

By:      /s/ Mary E. Evans
Name:  Mary E. Evans
Title:  Associate Director, Banking Products Services, US

By:    /s/ Irja R. Otsa
Name:  Irja R. Otsa
Title:  Associate Director, Banking Products Services, US

[Signature Page to CPI Amendment]